AMENDMENT NO. 3 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT is made as of April 30, 2018, by and between FIRST BUSEY CORPORATION, a Nevada corporation (the "Company"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Lender").

In consideration of the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

ARTICLE I
DEFINITIONS

When used herein, the following terms shall have the following meanings specified:

1.1 "Amendment" shall mean this Amendment No. 3 to Credit Agreement.

1.2 "Credit Agreement" shall mean the Credit Agreement dated as of November 20, 2015, by and between the Company and the Lender, as amended.

1.3  Other Capitalized Terms. All capitalized terms used in this Amendment and not specifically defined herein shall have the definitions assigned to such terms in the Credit Agreement.

ARTICLE II
AMENDMENTS

2.1 Amendments.  The Credit Agreement is hereby amended as follows:

(a) Recitals.  The first paragraph of the Recitals is hereby amended by replacing the reference to "$40,000,000" where it appears therein with "$20,000,000".

(b) Section 1.1 – Definitions.  Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definitions:

"LIBOR Rate" shall mean an annual rate equal to 1.75% plus the LIBOR rate quoted by the Lender from Reuters Screen LIBOR01 Page or any successor thereto which may be designated by Lender as provided below, which shall be that one-month LIBOR rate in effect two New York Banking Days prior to the Reprice Date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent and such rate to be reset monthly on each Reprice Date.  If the initial advance under the Note occurs other than on the Reprice Date, the initial one-month LIBOR rate shall be that one-month LIBOR rate in effect two New York Banking Days prior to the date of the initial advance, which rate plus the percentage described above shall be in effect until the next Reprice Date.  The Lender's internal record of applicable interest rates (including without limitation Lender's designation of any successor interest rate index if the rate index described above shall become temporarily unavailable or shall cease to exist) shall be determinative in the absence of manifest error.
 "Revolving Loan Commitment" shall mean an aggregate principal amount not to exceed $20,000,000.

"Termination Date" shall mean April 30, 2019, and, with respect to the portion of a Revolving Loan that is converted into a term loan pursuant to Section 2.1(h) hereof, the maturity date for such converted portion determined pursuant to Section 2.1(h) hereof, or, in any case, such earlier date on which the Obligations shall terminate as provided in this Agreement.

 2.2 Miscellaneous Amendments.  The Credit Agreement, the Related Documents and all other agreements and instruments executed and delivered heretofore or hereafter pursuant to the Credit Agreement are amended hereby so that any reference therein to the Credit Agreement shall be deemed to be a reference to such agreements and instruments as amended by or pursuant to this Amendment.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Lender that:

3.1 Credit Agreement.  All of the representations and warranties made by the Company in the Credit Agreement are true and correct on the date of this Amendment.  No Default or Event of Default under the Credit Agreement has occurred and is continuing as of the effective date of this Amendment.

3.2 Authorization; Enforceability.  The making, execution and delivery of this Amendment and performance of and compliance with the terms of the Credit Agreement has been duly authorized by all necessary corporate action by the Company.  This Amendment is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.3 Absence of Conflicting Obligations.  The making, execution and delivery of this Amendment and performance of and compliance with the terms of the Credit Agreement, as amended, do not violate any presently existing provision of law, the certificate of incorporation or charter of the Company, the bylaws of the Company or any agreement to which the Company is a party or by which it or any of its assets is bound.

ARTICLE IV
MISCELLANEOUS
4.1 Continuance of Credit Agreement.  Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect.

4.2 Survival.  All agreements, representations and warranties made in this Amendment or in any documents delivered pursuant to this Amendment shall survive the execution of this Amendment and the delivery of any such document.

4.3 Governing Law.  This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of Illinois applicable to agreements made and wholly performed within such state.

4.4 Counterparts; Headings.  This Amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same agreement.  Article and section headings in this Amendment are inserted for convenience of reference only and shall not constitute a part hereof.

4.5 Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

4.6 Conditions.  The effectiveness of this Amendment is subject to the Lender having received, on or before the date hereof, the following:

 (a) this Amendment, duly executed by the Company; and

(b)	a Second Amended and Restated Revolving Credit Note, duly executed by the Company; and

(c)	such additional supporting documents and materials as the Lender may reasonably request.

4.7 Course of Dealing.  The Company acknowledges that neither previous waivers, extensions, and amendments granted to the Company by the Lender, nor the amendments or limited consent granted herein, create any course of dealing or expectation with respect to any further waivers, extensions or amendments, and the Company further acknowledges that the Lender has no obligation whatsoever to grant any additional waivers, extensions, amendments or forbearance.

4.8 No Defenses.  The Company acknowledges it has no defenses, rights of setoff, or rights of recoupment to the enforceability or payment of any of its obligations under the Credit Agreement as amended hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No 3. to Credit Agreement as of the day and year first written above.

FIRST BUSEY CORPORATION

By:      /s/ ROBIN N. ELLIOTT
 Name: Robin N. Elliott
Title:   EVP, CFO/COO

U.S. BANK NATIONAL ASSOCIATION

By:      /s/ PETER CALIGIURI
 Name:  Peter Caligiuri
Title:    Senior Vice President